Exhibit 99.1
Federated Hermes, Inc. reports third quarter 2022 earnings
•Q3 2022 earnings per diluted share of $0.78
•Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., Oct. 27, 2022) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) of $0.78 for Q3 2022, compared to $0.73 for the same quarter last year, on net income of $69.5 million for Q3 2022, compared to $71.4 million for Q3 2021. Federated Hermes reported YTD 2022 EPS of $2.02, compared to $2.04 for the same period in 2021, on YTD 2022 net income of $183.0 million, compared to $201.7 million for the same period in 2021. The results for Q3 2022 and YTD 2022 include net realized and unrealized losses on investments of $6.8 million and $39.4 million, respectively, due to the reduction in the market value of equity and fixed-income investments. These losses reduced Q3 2022 and YTD 2022 EPS by $0.04 per diluted share and $0.22 per diluted share, respectively, after excluding the losses attributable to noncontrolling interests and including tax effects.
Federated Hermes' total managed assets were $624.4 billion at Sept. 30, 2022, down $9.7 billion or 2% from $634.1 billion at Sept. 30, 2021 and down $7.5 billion or 1% from $631.9 billion at June 30, 2022. Total average managed assets for Q3 2022 were $631.8 billion, down $1.3 billion or less than 1% from $633.1 billion reported for Q3 2021 and up $13.9 billion or 2% from $617.9 billion for Q2 2022.
"Federated Hermes offered our clients a diverse range of active strategies for the volatile inflationary environment, and we saw net positive sales in our equity, fixed-income and alternative/private markets asset categories," said J. Christopher Donahue, president and chief executive officer. "In the third quarter, Federated Hermes also achieved record gross and net positive sales of fixed-income separately managed accounts, and we further diversified our investment solutions in that area by closing on the acquisition of the business of C.W. Henderson & Associates, Inc., a specialist in municipal-bond SMA products, which was effective Oct. 1, 2022. Investors also continued to seek haven in Federated Hermes' alternative strategies, such as private equity products and Federated Hermes Prudent Bear Fund."
Federated Hermes' board of directors declared a dividend of $0.27 per share. The dividend is payable on Nov. 15, 2022 to shareholders of record as of Nov. 8, 2022. During Q3 2022, Federated Hermes purchased 211,885 shares of Federated Hermes class B common stock for $6.9 million.
Equity assets were $74.7 billion at Sept. 30, 2022, down $22.7 billion or 23% from $97.4 billion at Sept. 30, 2021 and down $6.3 billion or 8% from $81.0 billion at June 30, 2022. Top-selling equity funds during Q3 2022 on a net basis were Federated Hermes Strategic Value Dividend Fund, Federated Hermes Asia ex-Japan Equity Fund, Federated Hermes International Strategic Value Dividend Fund, Federated Hermes China Equity Fund and Federated Hermes MDT Small Cap Core Fund.
Fixed-income assets were $85.4 billion at Sept. 30, 2022, down $11.8 billion or 12% from $97.2 billion at Sept. 30, 2021 and down $0.9 billion or 1% from $86.3 billion at June 30, 2022. Top-selling fixed-income funds during Q3 2022 on a net basis were Federated Hermes Total Return Bond Fund, Federated Hermes Conservative Municipal Microshort Fund, Federated Hermes Municipal High Yield Advantage Fund, Federated Hermes Total Return Government Bond Fund and Federated Hermes Conservative Microshort Fund.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes reports Q3 2022 earnings	Page 2 of 13
Alternative/private markets assets were $20.2 billion at Sept. 30, 2022, down $1.9 billion or 9% from $22.1 billion at Sept. 30, 2021 and down $1.6 billion or 7% from $21.8 billion at June 30, 2022.
Money market assets were $441.3 billion at Sept. 30, 2022, up $27.6 billion or 7% from $413.7 billion at Sept. 30, 2021 and up $1.6 billion or less than 1% from $439.7 billion at June 30, 2022. Money market fund assets were $309.9 billion at Sept. 30, 2022, up $17.6 billion or 6% from $292.3 billion at Sept. 30, 2021 and up $11.9 billion or 4% from $298.0 billion at June 30, 2022.
Financial Summary
Q3 2022 vs. Q3 2021
Revenue increased $54.6 million or 17% primarily due to a decrease in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers). For further information on the waivers, see “Impact of voluntary yield-related fee waivers” below. This increase was partially offset by a decrease in revenue due to lower average long-term assets.
During Q3 2022, Federated Hermes derived 54% of its revenue from long-term assets (33% from equity, 13% from fixed-income and 8% from alternative/private markets and multi-asset), 45% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $56.2 million or 25% due to increased distribution expenses resulting primarily from lower voluntary yield-related fee waivers, partially offset by a decrease due to lower average managed fund assets.
Nonoperating income (expenses), net decreased $5.8 million primarily due to a larger decrease in the market value of investments in Q3 2022 as compared to the decrease in the market value of investments in Q3 2021.
Q3 2022 vs. Q2 2022
Revenue increased $15.1 million or 4% primarily due to a decrease in voluntary yield-related and other fee waivers and an increase in revenue from higher average money market assets. This increase was partially offset by a decrease in revenue due to lower average long-term assets.
Operating expenses increased $10.7 million or 4% primarily due to increased distribution expenses predominantly resulting from lower voluntary yield-related fee waivers.
Nonoperating income (expenses), net increased $15.1 million or 67% primarily due to a lesser decrease in the market value of investments in Q3 2022 as compared to the decrease in the market value of investments in Q2 2022.
YTD 2022 vs. YTD 2021
Revenue increased $93.1 million or 10% primarily due to a decrease in voluntary yield-related fee waivers. This increase was partially offset by decreases in revenue due to lower average equity assets, a change in the mix of average fixed-income assets and a decrease in performance fees and carried interest.
For the first nine months of 2022, Federated Hermes derived 62% of its revenue from long-term assets (38% from equity, 15% from fixed-income and 9% from alternative/private markets and multi-asset), 37% from money market assets and 1% from sources other than managed assets.

Federated Hermes reports Q3 2022 earnings	Page 3 of 13
Operating expenses increased $97.8 million or 14% primarily due to increased distribution expenses predominantly resulting from lower voluntary yield-related fee waivers partially offset by lower average managed fund assets and a decrease in compensation and related expense.
Nonoperating income (expenses), net decreased $49.0 million primarily due to a decrease in the market value of investments in the first nine months of 2022 compared to an increase in the market value of investments for the same period in 2021.
Income tax provision decreased $25.2 million primarily due to legislation enacted in the U.K. in Q2 2021, increasing the U.K. corporate income tax rate from 19% to 25% effective April 1, 2023, resulting in the revaluation of certain net deferred tax liabilities in Q2 2021, and lower income before income taxes.
Impact of voluntary yield-related fee waivers
There were no material voluntary yield-related fee waivers during the quarter ended Sept. 30, 2022. During the nine months ended Sept. 30, 2022, voluntary yield-related fee waivers totaled $85.3 million. These fee waivers were partially offset by related reductions in distribution expenses of $66.5 million, such that the net negative pre-tax impact to Federated Hermes was $18.8 million for the nine months ended Sept. 30, 2022. During the three and nine months ended Sept. 30, 2021, voluntary yield-related fee waivers totaled $109.2 million and $310.2 million, respectively. These fee waivers were partially offset by related reductions in distribution expenses of $72.3 million and $204.9 million, respectively, such that the net negative pre-tax impact to Federated Hermes was $36.9 million and $105.3 million for the three and nine months ended Sept. 30, 2021, respectively.
Due to increases in the yields of securities held by money market portfolios, the net negative pre-tax impact of the voluntary yield-related fee waivers has been eliminated. The amount of voluntary yield-related fee waivers can vary based on a number of factors, including, among others, interest rates, yields, asset levels, asset flows and the ability of distributors to share in waivers. Any change in these factors can impact the amount and level of voluntary yield-related fee waivers, including in a material way.
Federated Hermes' level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated Hermes' business activity levels and financial results. Risk factors and uncertainties that can influence Federated Hermes' financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Oct. 28, 2022. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, go to the Investor Relations section and the Analyst Information tab of FederatedHermes.com at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on Oct. 28, 2022. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 46773. The online replay will be available via FederatedHermes.com for one year.
Federated Hermes, Inc. is a global leader in active, responsible investment management, with $624.4 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 11,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and

Federated Hermes reports Q3 2022 earnings	Page 4 of 13
endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has nearly 2,000 employees in London, New York and offices worldwide.
Federated Hermes ranks in the top 7% of equity fund managers in the industry, the top 10% of fixed-income fund managers and the top 10% of money market fund managers2. Federated Hermes also ranks as the 5th-largest manager of model-delivered SMAs3. For more information, including an analyst presentation, which is updated periodically, visit FederatedHermes.com.
###
1) As of Sept. 30, 2022.
2) ISS Market Intelligence (SIMFUND), Sept. 30, 2022. Based on assets under management in open-end funds.
3) Money Management Institute/Cerulli,Q2 2022.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows, asset mix, interest rates and fee waivers constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Any forward-looking statement is inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, and sustain product demand, asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q3 2022 earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q3 2021 to Q3 2022	Quarter Ended	% Change Q2 2022 to Q3 2022
	Sept. 30, 2022	Sept. 30, 2021		June 30, 2022
Revenue
Investment advisory fees, net	$263,644	$230,210	15%	$258,043	2%
Administrative service fees, net—affiliates	75,021	76,853	(2)	70,182	7
Other service fees, net	42,478	19,526	118	37,783	12
Total Revenue	381,143	326,589	17	366,008	4

Operating Expenses
Compensation and related	126,668	131,996	(4)	128,086	(1)
Distribution	91,032	38,486	137	84,243	8
Systems and communications	19,294	18,537	4	18,446	5
Professional service fees	14,203	14,294	(1)	13,976	2
Office and occupancy	10,622	11,036	(4)	10,512	1
Advertising and promotional	6,496	4,660	39	4,736	37
Travel and related	3,421	1,643	108	3,328	3
Other	12,627	7,535	68	10,363	22
Total Operating Expenses	284,363	228,187	25	273,690	4
Operating Income	96,780	98,402	(2)	92,318	5

Nonoperating Income (Expenses)
Investment income (loss), net	(4,226)	42	NM	(19,308)	78
Debt expense	(3,302)	(476)	NM	(3,350)	(1)
Other, net	(38)	(1,319)	97	(13)	(192)
Total Nonoperating Income (Expenses), net	(7,566)	(1,753)	(332)	(22,671)	67
Income before income taxes	89,214	96,649	(8)	69,647	28
Income tax provision	21,640	23,163	(7)	18,889	15
Net income including the noncontrolling interests in subsidiaries	67,574	73,486	(8)	50,758	33
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	(1,905)	2,124	(190)	(6,899)	72
Net Income	$69,479	$71,362	(3)%	$57,657	21%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and Diluted	$0.78	$0.73	7%	$0.64	22%
Weighted-Average Shares Outstanding
Basic and Diluted	84,341	93,320		85,373
Dividends Declared Per Share	$0.27	$0.27		$0.27
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $3.7 million, $3.0 million and $3.2 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended Sept. 30, 2022, Sept. 30, 2021 and June 30, 2022, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share for the quarterly period ended Sept. 30, 2021 excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Hermes reports Q3 2022 earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Nine Months Ended
	Sept. 30, 2022	Sept. 30, 2021	% Change
Revenue
Investment advisory fees, net	$754,681	$692,188	9%
Administrative service fees, net—affiliates	218,710	228,904	(4)
Other service fees, net	98,524	57,710	71
Total Revenue	1,071,915	978,802	10

Operating Expenses
Compensation and related	388,719	408,385	(5)
Distribution	223,837	120,990	85
Systems and communications	57,234	56,086	2
Professional service fees	41,647	44,052	(5)
Office and occupancy	32,457	33,358	(3)
Advertising and promotional	13,965	12,107	15
Travel and related	8,543	2,838	201
Other	32,466	23,297	39
Total Operating Expenses	798,868	701,113	14
Operating Income	273,047	277,689	(2)

Nonoperating Income (Expenses)
Investment income (loss), net	(34,136)	9,446	(461)
Debt expense	(7,873)	(1,313)	500
Other, net	31	(1,158)	103
Total Nonoperating Income (Expenses), net	(41,978)	6,975	NM
Income before income taxes	231,069	284,664	(19)
Income tax provision	58,140	83,353	(30)
Net income including the noncontrolling interests in subsidiaries	172,929	201,311	(14)
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	(10,070)	(419)	NM
Net Income	$182,999	$201,730	(9)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic	$2.02	$2.05	(1)%
Diluted	$2.02	$2.04	(1)%
Weighted-Average Shares Outstanding
Basic and Diluted	85,909	94,160
Dividends Declared Per Share	$0.81	$0.81
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $9.5 million and $8.4 million available to unvested restricted Federated Hermes shareholders for the nine months ended Sept. 30, 2022 and Sept. 30, 2021, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary for the nine months ended Sept. 30, 2021.

Federated Hermes reports Q3 2022 earnings	Page 7 of 13

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Sept. 30, 2022	Dec. 31, 2021
Assets
Cash and other investments	$481,196	$426,674
Other current assets	149,087	132,773
Intangible assets, net, including goodwill	1,181,383	1,270,080
Other long-term assets	160,904	188,660
Total Assets	$1,972,570	$2,018,187

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$238,929	$270,707
Long-term debt	397,514	223,350
Other long-term liabilities	310,112	346,911
Redeemable noncontrolling interests	54,586	63,202
Equity excluding treasury stock[1]	1,348,816	1,652,481
Treasury stock[1]	(377,387)	(538,464)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,972,570	$2,018,187

1) During the third quarter 2022, the board of directors authorized the retirement of 10 million treasury shares, which restored them to authorized but unissued status. There was no impact to total equity as a result of this transaction.

Federated Hermes reports Q3 2022 earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2022	June 30, 2022	Sept. 30, 2021	Sept. 30, 2022	Sept. 30, 2021
Equity
Beginning assets	$80,988	$91,676	$100,506	$96,716	$91,788
Sales[1]	5,133	6,595	4,332	18,720	17,458
Redemptions[1]	(4,951)	(7,564)	(5,707)	(19,585)	(19,655)
Net sales (redemptions)[1]	182	(969)	(1,375)	(865)	(2,197)
Net exchanges	9	20	3	(145)	43
Acquisitions/(dispositions)	0	0	408	0	408
Impact of foreign exchange[2]	(1,187)	(1,199)	(510)	(2,840)	(934)
Market gains and (losses)[3]	(5,308)	(8,540)	(1,607)	(18,182)	8,317
Ending assets	$74,684	$80,988	$97,425	$74,684	$97,425

Fixed Income
Beginning assets	$86,253	$92,146	$90,801	$97,550	$84,277
Sales[1]	7,681	6,991	12,935	22,096	34,706
Redemptions[1]	(6,584)	(8,950)	(6,604)	(24,971)	(22,306)
Net sales (redemptions)[1]	1,097	(1,959)	6,331	(2,875)	12,400
Net exchanges	(17)	(51)	(7)	78	(58)
Acquisitions/(dispositions)	0	0	17	0	17
Impact of foreign exchange[2]	(231)	(225)	(89)	(560)	(124)
Market gains and (losses)[3]	(1,737)	(3,658)	173	(8,828)	714
Ending assets	$85,365	$86,253	$97,226	$85,365	$97,226

Alternative/Private Markets
Beginning assets	$21,785	$23,109	$20,962	$22,920	$19,084
Sales[1]	946	1,116	1,319	2,706	3,127
Redemptions[1]	(929)	(1,091)	(533)	(2,525)	(1,710)
Net sales (redemptions)[1]	17	25	786	181	1,417
Net exchanges	3	4	0	7	(2)
Acquisitions/(dispositions)	0	0	81	0	81
Impact of foreign exchange[2]	(1,638)	(1,555)	(554)	(3,830)	(361)
Market gains and (losses)[3]	15	202	789	904	1,845
Ending assets	$20,182	$21,785	$22,064	$20,182	$22,064

Multi-asset
Beginning assets	$3,135	$3,555	$3,699	$3,780	$3,948
Sales[1]	54	43	71	171	226
Redemptions[1]	(132)	(143)	(103)	(407)	(817)
Net sales (redemptions)[1]	(78)	(100)	(32)	(236)	(591)
Net exchanges	0	1	9	6	28
Acquisitions/(dispositions)	0	0	54	0	54
Impact of foreign exchange[2]	0	0	0	0	(1)
Market gains and (losses)[3]	(155)	(321)	(38)	(648)	254
Ending assets	$2,902	$3,135	$3,692	$2,902	$3,692

Total Long-term Assets
Beginning assets	$192,161	$210,486	$215,968	$220,966	$199,097
Sales[1]	13,814	14,745	18,657	43,693	55,517
Redemptions[1]	(12,596)	(17,748)	(12,947)	(47,488)	(44,488)
Net sales (redemptions)[1]	1,218	(3,003)	5,710	(3,795)	11,029
Net exchanges	(5)	(26)	5	(54)	11
Acquisitions/(dispositions)	0	0	560	0	560
Impact of foreign exchange[2]	(3,056)	(2,979)	(1,153)	(7,230)	(1,420)
Market gains and (losses)[3]	(7,185)	(12,317)	(683)	(26,754)	11,130
Ending assets	$183,133	$192,161	$220,407	$183,133	$220,407
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q3 2022 earnings	Page 9 of 13

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	Sept. 30, 2022
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$44,207	$36,781	$48,215	$38,038	$13,911	$7,874	$3,001	$134	$109,334	$82,827
Sales	2,581	2,552	3,956	3,725	537	409	54	0	7,128	6,686
Redemptions	(3,033)	(1,918)	(6,058)	(526)	(835)	(94)	(130)	(2)	(10,056)	(2,540)
Net sales (redemptions)	(452)	634	(2,102)	3,199	(298)	315	(76)	(2)	(2,928)	4,146
Net exchanges	9	0	(17)	0	3	0	0	0	(5)	0
Impact of foreign exchange[2]	(667)	(520)	(161)	(70)	(1,013)	(625)	0	0	(1,841)	(1,215)
Market gains and (losses)[3]	(2,464)	(2,844)	(1,039)	(698)	77	(62)	(141)	(14)	(3,567)	(3,618)
Ending assets	$40,633	$34,051	$44,896	$40,469	$12,680	$7,502	$2,784	$118	$100,993	$82,140

	Nine Months Ended
	Sept. 30, 2022
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$57,036	$39,680	$59,862	$37,688	$14,788	$8,132	$3,608	$172	$135,294	$85,672
Sales	10,210	8,510	13,711	8,385	1,637	1,069	170	1	25,728	17,965
Redemptions	(11,122)	(8,463)	(22,614)	(2,357)	(2,020)	(505)	(397)	(10)	(36,153)	(11,335)
Net sales (redemptions)	(912)	47	(8,903)	6,028	(383)	564	(227)	(9)	(10,425)	6,630
Net exchanges	(145)	0	79	(1)	7	0	6	0	(53)	(1)
Impact of foreign exchange[2]	(1,635)	(1,205)	(409)	(151)	(2,390)	(1,440)	0	0	(4,434)	(2,796)
Market gains and (losses)[3]	(13,711)	(4,471)	(5,733)	(3,095)	658	246	(603)	(45)	(19,389)	(7,365)
Ending assets	$40,633	$34,051	$44,896	$40,469	$12,680	$7,502	$2,784	$118	$100,993	$82,140
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q3 2022 earnings	Page 10 of 13

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2022	June 30, 2022	Sept. 30, 2021	Sept. 30, 2022	Sept. 30, 2021
Total Fund Assets
Beginning assets	$109,334	$124,968	$135,161	$135,294	$123,713
Sales	7,128	8,743	11,139	25,728	39,031
Redemptions	(10,056)	(12,993)	(9,702)	(36,153)	(32,413)
Net sales (redemptions)	(2,928)	(4,250)	1,437	(10,425)	6,618
Net exchanges	(5)	(27)	55	(53)	(345)
Acquisitions/(dispositions)	0	0	560	0	560
Impact of foreign exchange[1]	(1,841)	(1,827)	(699)	(4,434)	(778)
Market gains and (losses)[2]	(3,567)	(9,530)	(217)	(19,389)	6,529
Ending assets	$100,993	$109,334	$136,297	$100,993	$136,297

Total Separate Account Assets[3]
Beginning assets	$82,827	$85,518	$80,807	$85,672	$75,384
Sales[4]	6,686	6,002	7,518	17,965	16,486
Redemptions[4]	(2,540)	(4,755)	(3,245)	(11,335)	(12,075)
Net sales (redemptions)[4]	4,146	1,247	4,273	6,630	4,411
Net exchanges	0	1	(50)	(1)	356
Impact of foreign exchange[1]	(1,215)	(1,152)	(454)	(2,796)	(642)
Market gains and (losses)[2]	(3,618)	(2,787)	(466)	(7,365)	4,601
Ending assets	$82,140	$82,827	$84,110	$82,140	$84,110

Total Long-term Assets[3]
Beginning assets	$192,161	$210,486	$215,968	$220,966	$199,097
Sales[4]	13,814	14,745	18,657	43,693	55,517
Redemptions[4]	(12,596)	(17,748)	(12,947)	(47,488)	(44,488)
Net sales (redemptions)[4]	1,218	(3,003)	5,710	(3,795)	11,029
Net exchanges	(5)	(26)	5	(54)	11
Acquisitions/(dispositions)	0	0	560	0	560
Impact of foreign exchange[1]	(3,056)	(2,979)	(1,153)	(7,230)	(1,420)
Market gains and (losses)[2]	(7,185)	(12,317)	(683)	(26,754)	11,130
Ending assets	$183,133	$192,161	$220,407	$183,133	$220,407
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q3 2022 earnings	Page 11 of 13

Unaudited Managed Assets
(in millions)	Sept. 30, 2022	June 30, 2022	March 31, 2022	Dec. 31, 2021	Sept. 30, 2021
By Asset Class
Equity	$74,684	$80,988	$91,676	$96,716	$97,425
Fixed-income	85,365	86,253	92,146	97,550	97,226
Alternative / private markets	20,182	21,785	23,109	22,920	22,064
Multi-asset	2,902	3,135	3,555	3,780	3,692
Total long-term assets	183,133	192,161	210,486	220,966	220,407
Money market	441,294	439,697	420,596	447,907	413,713
Total Managed Assets	$624,427	$631,858	$631,082	$668,873	$634,120

By Product Type
Funds:
Equity	$40,633	$44,207	$51,890	$57,036	$58,218
Fixed-income	44,896	48,215	54,830	59,862	60,262
Alternative / private markets	12,680	13,911	14,847	14,788	14,299
Multi-asset	2,784	3,001	3,401	3,608	3,518
Total long-term assets	100,993	109,334	124,968	135,294	136,297
Money market	309,859	298,031	279,514	312,834	292,311
Total Fund Assets	$410,852	$407,365	$404,482	$448,128	$428,608
Separate Accounts:
Equity	$34,051	$36,781	$39,786	$39,680	$39,207
Fixed-income	40,469	38,038	37,316	37,688	36,964
Alternative / private markets	7,502	7,874	8,262	8,132	7,765
Multi-asset	118	134	154	172	174
Total long-term assets	82,140	82,827	85,518	85,672	84,110
Money market	131,435	141,666	141,082	135,073	121,402
Total Separate Account Assets	$213,575	$224,493	$226,600	$220,745	$205,512
Total Managed Assets	$624,427	$631,858	$631,082	$668,873	$634,120

Federated Hermes reports Q3 2022 earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Sept. 30, 2022	June 30, 2022	March 31, 2022	Dec. 31, 2021	Sept. 30, 2021
By Asset Class
Equity	$81,809	$85,785	$92,034	$97,751	$100,076
Fixed-income	87,042	88,740	95,475	97,229	93,685
Alternative / private markets	21,193	22,230	22,848	22,243	21,446
Multi-asset	3,144	3,337	3,621	3,763	3,713
Total long-term assets	193,188	200,092	213,978	220,986	218,920
Money market	438,601	417,778	433,254	419,392	414,141
Total Avg. Managed Assets	$631,789	$617,870	$647,232	$640,378	$633,061

By Product Type
Funds:
Equity	$45,135	$47,504	$52,419	$58,290	$59,918
Fixed-income	47,489	51,173	57,413	60,339	59,618
Alternative / private markets	13,432	14,297	14,746	14,419	13,704
Multi-asset	3,012	3,193	3,460	3,590	3,533
Total long-term assets	109,068	116,167	128,038	136,638	136,773
Money market	301,940	275,631	291,157	294,618	289,566
Total Avg. Fund Assets	$411,008	$391,798	$419,195	$431,256	$426,339
Separate Accounts:
Equity	$36,674	$38,281	$39,615	$39,461	$40,158
Fixed-income	39,553	37,567	38,062	36,890	34,067
Alternative / private markets	7,761	7,933	8,102	7,824	7,742
Multi-asset	132	144	161	173	180
Total long-term assets	84,120	83,925	85,940	84,348	82,147
Money market	136,661	142,147	142,097	124,774	124,575
Total Avg. Separate Account Assets	$220,781	$226,072	$228,037	$209,122	$206,722
Total Avg. Managed Assets	$631,789	$617,870	$647,232	$640,378	$633,061

Federated Hermes reports Q3 2022 earnings	Page 13 of 13

Unaudited Average Managed Assets	Nine Months Ended
(in millions)	Sept. 30, 2022	Sept. 30, 2021
By Asset Class
Equity	$86,543	$98,136
Fixed-income	90,419	89,676
Alternative / private markets	22,090	20,257
Multi-asset	3,368	3,918
Total long-term assets	202,420	211,987
Money market	429,878	418,285
Total Avg. Managed Assets	$632,298	$630,272

By Product Type
Funds:
Equity	$48,353	$58,471
Fixed-income	52,025	57,346
Alternative / private markets	14,158	12,882
Multi-asset	3,222	3,732
Total long-term assets	117,758	132,431
Money market	289,577	293,320
Total Avg. Fund Assets	$407,335	$425,751
Separate Accounts:
Equity	$38,190	$39,665
Fixed-income	38,394	32,330
Alternative / private markets	7,932	7,375
Multi-asset	146	186
Total long-term assets	84,662	79,556
Money market	140,301	124,965
Total Avg. Separate Account Assets	$224,963	$204,521
Total Avg. Managed Assets	$632,298	$630,272